                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    /X/  Preliminary proxy statement
    / /  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                     CANTEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     CANTEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.
(1) Title of each class of securities to which transaction applies:
    -----------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
    -----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    -----------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
    -----------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount previously paid:
    -----------------------------------------------------------------------
(2) Form, schedule or registration statement No.:
    -----------------------------------------------------------------------
(3) Filing party:
    -----------------------------------------------------------------------
(4) Date filed:
    -----------------------------------------------------------------------

                            CANTEL INDUSTRIES, INC.
                               1135 BROAD STREET
                           CLIFTON, NEW JERSEY 07013

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of CANTEL INDUSTRIES, INC. ("Cantel" or the "Company"), will be held at The Harmonie Club, 4 East 60th Street, New York, New York on Tuesday,
March 28, 2000 at 10:00 a.m., for the following purposes:

    1.  To elect two (2) directors to serve a term of three (3) years. (Proposal
       1)

    2. To amend the Company's 1997 Employee Stock Option Plan to increase the number of shares reserved for issuance and available for grant thereunder from 400,000 to 700,000. (Proposal 2)

    3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to Cantel Medical Corp. (Proposal 3)

    4. To transact such other business as may properly be brought before the Meeting.

    Only stockholders of record at the close of business on February 16, 2000 are entitled to notice of, and to vote at, the Meeting or any adjournment thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 1999 is being mailed to stockholders together with the mailing of this proxy statement and the enclosed proxy.

    You are cordially invited to attend the Meeting. If you do not plan to be present, kindly fill in, date and sign the accompanying proxy exactly as your name appears on your stock certificates and mail it promptly in the enclosed return envelope to assure that your shares are represented and your vote can be recorded. This may save the Company the expense of further proxy solicitation.

                                          By order of the Board of Directors

                                          Darwin C. Dornbush
                                          Secretary

                            CANTEL INDUSTRIES, INC.
                               1135 Broad Street
                           Clifton, New Jersey 07013
                                PROXY STATEMENT

    The enclosed proxy is solicited by the Board of Directors of Cantel Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, March 28, 2000 at 10:00 a.m. at The Harmonie Club, 4 East 60th Street, New York, New York, and at any and all adjournments thereof. This Proxy Statement and form of proxy are being mailed to stockholders on or about February 23, 2000.

    As of February 16, 2000, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were 4,398,195 outstanding shares of Common Stock, which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon.

    Properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the election of each of the two management nominees for election as directors and in favor of the other proposals described herein.

    The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board know of any other matters which may come before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.

    IT IS DESIRABLE THAT AS LARGE A PERCENTAGE AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. ANY PROXY GIVEN PURSUANT TO THIS SOLICITATION MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE AT THE MEETING, BY DELIVERY TO THE SECRETARY OF THE COMPANY OF A WRITTEN NOTICE OF REVOCATION, BY SUBMISSION OF A LATER DATED AND PROPERLY EXECUTED PROXY, OR BY VOTING IN PERSON AT THE MEETING. ATTENDANCE AT THE MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE A REVOCATION OF A PROXY.

    Only stockholders of record at the close of business on February 16, 2000 will be entitled to vote at the Meeting or any adjournment or adjournments thereof.

    The Company's by-laws provide that stockholders holding one-third of the shares of Common Stock entitled to vote shall constitute a quorum at meetings of the stockholders. Shares represented in person or by proxy as to any matter will be counted toward the fulfillment of a quorum. The vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for the approval of Proposal 2. The affirmative vote of a majority of shares of Common Stock outstanding as of the record date is necessary for the approval of Proposal 3. Votes at the Annual Meeting will be tabulated by an independent inspector of election appointed by the Company or the Company's transfer agent.

    As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and "broker non-votes" will have no effect on the outcome of such election. As the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy is necessary for the approval of Proposal 2, an abstention will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote. Abstentions and "broker non-votes" on Proposal 3 will have the same effect as negative votes since the affirmative vote of a majority of the outstanding shares of Common Stock is required to approve Proposal 3.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

GENERAL

    Two directors of the Company are to be elected at the Annual Meeting to serve a three-year term expiring at the 2002 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Management has nominated James P. Reilly and Robert L. Barbanell for election as directors. Unless authority to vote for the election of management's nominees is withheld, the enclosed proxy will be voted for the election of said nominees. Each of the nominees currently serves as a director of the Company, and has consented to be named a nominee in the Proxy Statement and to continue serving as a director if elected. While management has no reason to believe that any of the nominees will not be available as a candidate, should such situation arise, proxies given to management will be voted for the election of another person as a director.

NOMINEES FOR DIRECTORS

TERMS EXPIRING AT 2002                                                   DIRECTOR
ANNUAL MEETING OF STOCKHOLDERS                                  AGE       SINCE
------------------------------                                --------   --------
James P. Reilly
  President and Chief Executive Officer of
  the Company...............................................     59        1989
Robert L. Barbanell
  President of Robert L. Barbanell Associates, Inc..........     69        1994

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

TERMS EXPIRING AT 2000                                                   DIRECTOR
ANNUAL MEETING OF STOCKHOLDERS                                  AGE       SINCE
------------------------------                                --------   --------
Darwin C. Dornbush, Esq.
  Partner in the law firm of Dornbush Mensch
  Mandelstam & Schaeffer, LLP...............................     69        1963
Morris W. Offit
  Chief Executive Officer of OFFITBANK......................     63        1986
John W. Rowe, M.D.
  President and Chief Executive Officer of Mount
  Sinai-NYU Health..........................................     55        1998

TERMS EXPIRING AT 2001                                                   DIRECTOR
ANNUAL MEETING OF STOCKHOLDERS                                  AGE       SINCE
------------------------------                                --------   --------
Charles M. Diker
  Chairman of the Board of the Company and Non-
  Managing Principal of Weiss, Peck & Greer.................     65        1985
Alan J. Hirschfield
  Vice Chairman of the Board of the Company and
  Co-Chairman and Co-Chief Executive Officer of
  Data Broadcasting Corp....................................     64        1986
Bruce Slovin
  President of McAndrews & Forbes Holdings
  Inc. and President of Revlon Group, Inc...................     64        1986

BUSINESS EXPERIENCE OF DIRECTORS

    Mr. Diker has served as Chairman of the Board of the Company since
April 1986. He is a private investor and a non-managing principal of Weiss, Peck & Greer, an investment management company. Mr. Diker is also a director of AMF Bowling, Inc. (NYSE), an owner and operator of bowling centers and a manufacturer of bowling equipment, BeautiControl Cosmetics, Inc. (NASDAQ), a manufacturer of cosmetics marketed by direct sales, International Specialty Products (NYSE), a specialty chemical company, Data Broadcasting Corp. (NASDAQ), a communication services and technology company, and Chyron Corporation (NYSE), a supplier of graphics for the television industry.

    Mr. Hirschfield has served as Vice Chairman of the Board of the Company since January 1988. Since July 1992, he has served as Co-Chairman and Co-Chief Executive Officer of Data Broadcasting Corp. (NASDAQ), a communication services and technology company. Mr. Hirschfield is also a director of Chyron Corporation
(NYSE), a supplier of graphics for the television industry, MarketWatch.com, Inc. (NASDAQ), an Internet financial site, and Jackpot, Inc.
(NYSE), a gaming machine operator.

    Mr. Barbanell has served as President of Robert L. Barbanell
Associates, Inc., a financial consulting company, since July 1994.
Mr. Barbanell is also Chairman of the Board and a director of Marine Drilling Companies, Inc. (NYSE), a drilling contractor, a director of Kaye Group Inc. (NASDAQ), an insurance brokerage and insurance underwriting company, and a director of Sentry Technology Corporation (AMEX), a security products company.

    Mr. Dornbush has served as Secretary of the Company since July 1990. He has been a partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP, which has been general counsel to the Company for more than the past five years. Mr. Dornbush is also a director of Benihana, Inc. (NASDAQ), a company which operates Japanese style restaurants.

    Mr. Offit has served as Chief Executive Officer of OFFITBANK (a Wachovia company), a limited purpose trust company chartered by the New York State Banking Department, since July 1990. Mr. Offit is a Trustee of Johns Hopkins University where he served as Chairman of the Board of Trustees from 1990 through 1996. He serves as a director of Hasbro Inc. (AMEX), a toy manufacturer.

    Mr. Reilly has served as President and Chief Executive Officer of the Company since June 1989. Mr. Reilly is a certified public accountant.

    Dr. Rowe has served as President and Chief Executive Officer of Mount Sinai NYU Health since July 1998, President of the Mount Sinai Hospital from
July 1988 to July 1998, and President of the Mount Sinai School of Medicine from July 1988 to July 1999. He also serves as a Professor of Medicine and of Geriatrics at the Mount Sinai School of Medicine.

    Mr. Slovin has served as President and a director of MacAndrews & Forbes Holdings Inc. and Revlon Group, Inc., privately held industrial holding companies, since 1985. Mr. Slovin is also a director of Kuala Healthcare, Inc. (NASDAQ), a home health care services company, Infu-Tech, Inc. (NASDAQ), a home health care company, and M&F Worldwide Corp. (NYSE), a manufacturer of licorice extract and flavorings.

COMMITTEES AND MEETINGS

    The Company has an Audit Committee of the Board of Directors consisting of Messrs. Barbanell (Chairman), Offit and Slovin. The primary functions of the Audit Committee are to recommend the appointment of the Company's independent auditors, to review the overall scope of the audit, the Company's financial statements and the independent auditors' report, and to meet with the Company's financial management and its independent auditors to satisfy itself of the adequacy of the Company's internal controls. The Audit Committee held two meetings during fiscal 1999 at which all members of the committee were present.

    The Company has a Compensation Committee of the Board of Directors consisting of Messrs. Hirschfield (Chairman) and Barbanell. The primary functions of the Compensation Committee are the establishment of compensation policies and to consider and make recommendations to the Board concerning compensation to the Company's senior management. The Compensation Committee had several telephonic meetings at which compensation issues were discussed and approved, including a recommendation to the Board of Directors for the approval of an employment agreement with the President of the Company that provided for an increase in compensation and the grant of a stock option to the President of the Company. Such recommendation was considered and approved by the Board of Directors.

    The Board of Directors of the Company held four meetings and a special telephonic meeting during the fiscal year ended July 31, 1999. Except for Messrs. Hirschfield and Offit, both of whom did not attend two of the Board meetings, no incumbent director attended fewer than 75% of the aggregate of
(i) the total number of meetings of the Board (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Company does not have a nominating committee.

DIRECTOR COMPENSATION

    During fiscal 1999, Directors who were not officers of the Company were paid a $2,500 annual fee and $1,000 per meeting attended, plus expenses. Under the 1991 Directors' Stock Option Plan, directors who are not officers of the Company were automatically granted quarterly options to purchase 500 shares of Common Stock, provided that the director attended any regularly scheduled meeting of the Board, if any, held during such fiscal year quarter. Mr. Dornbush, who is both an officer and director of the Company (and who thereby does not receive said quarterly option grant) was granted a non-plan option to purchase 500 shares of Common Stock for each such meeting attended by Mr. Dornbush. In addition, under the 1991 Directors' Stock Option Plan, all Directors were automatically granted annual options to purchase 1,000 shares of Common Stock at the fiscal year-end. Commencing August 1999, Directors who are not employees of the Company are granted options under the Company's 1998 Directors' Stock Option Plan described below under "Stock Option Plans."

    THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                   PROPOSAL 2
                          APPROVAL OF AMENDMENT TO THE
                        1997 EMPLOYEE STOCK OPTION PLAN

    In October 1997, the Company adopted the 1997 Employee Stock Option Plan (the "Employee Plan") under which the Company may, from time to time, issue options exercisable for shares of Common Stock. At the time of adoption, 200,000 shares of Common Stock were reserved for issuance under the Employee Plan. In April 1999, stockholders approved an amendment to the Employee Plan that increased the number of shares of Common Stock reserved for issuance by 200,000 shares, to 400,000 shares. The Board of Directors has adopted an amendment to the Employee Plan to increase the number of shares of Common Stock reserved for issuance by 300,000 shares, to 700,000 shares. Adoption of such amendment requires stockholder approval. A copy of the Employee Plan, as currently in effect, is attached hereto as Exhibit A.

    Options granted under the Employee Plan are intended to qualify as Incentive Stock Options ("ISOs") within the meaning of Section 422 of the Code. The Employee Plan is administered in all respects by the Stock Option Committee. The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. Options under the Employee Plan are granted to reward past performance by employees, as an incentive for future performance, and to recruit and retain qualified personnel.

    The option exercise price of options granted under the Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of Common Stock subject to the option at the time of grant, except that in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Holder"), the exercise price for incentive stock options must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by tendering shares of Common Stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to a 10% Holder.

    As of February 16, 2000, options to purchase 239,500 shares were outstanding under the Employee Plan. No shares were issued pursuant to the exercise of options granted under the Employee Plan. With the adoption of the proposed amendment, 160,500 shares would be available for future grants. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the Common Stock. Shares of Common Stock covered by unexercised stock options that expire, terminate, or are cancelled are available for option grant under the Employee Plan.

    The principal United States federal income tax consequences of the issuance and exercise of options, and subsequent stock dispositions, are as follows:

    Although an individual can receive an unlimited number of ISOs during any calendar year, the aggregate fair market value (determined at the time of option grant) of the stock with respect to which ISO's first become exercisable during any calendar year (under all of the Company's stock option plans) cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of such dollar limits. For purposes of computing an optionee's regular tax liability, an optionee will not realize taxable income for federal income tax purposes upon the grant or exercise of an ISO and the Company will not be entitled to a deduction in connection with the grant or the exercise of the option. For purposes of the alternative minimum tax only, stock acquired pursuant to the exercise of an ISO will be subject to the rules applicable to non-ISOs. Thus, in general, the amount by which the fair market value of the option shares at the time of ISO exercise exceeds the option exercise price (the "Option Spread") will be an item of tax preference for purposes of the federal alternative minimum tax and thus the Option Spread may be subject to the alternative minimum tax unless the shares are disposed of in a non-qualifying disposition in the year of exercise. If the Optionee is subject to the alternative minimum tax in the year of the option exercise, the shares purchased upon the exercise of the ISO will generally have a tax basis equal to their fair market value at the time of ISO exercise only for purposes of computing gain or loss on a subsequent disposition of the option shares under the alternative minimum tax. If instead, the Optionee is not subject to the alternative minimum tax in the year of the disposition of his option shares, the shares purchased upon the exercise of an ISO will have a tax basis (for purposes of calculating gain or loss on such disposition under the regular tax) equal to their ISO exercise price. Each Optionee should consult his tax advisor as to the application of the alternative minimum tax to the exercise of ISOs and the disposition of shares acquired thereby.

    Provided that the optionee does not dispose of the shares acquired upon the exercise of an ISO within two years from the date of grant or within one year from the date of exercise, the net gain realized on the sale or other taxable disposition of the shares is subject to tax at capital gains tax rates. If Common Stock acquired pursuant to the exercise of an ISO is disposed of within the two year or one year periods mentioned above, any gain realized by the optionee generally will be taxable at the time of such disposition as
(i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the ISO is exercised, or (b) the amount realized on such disposition, and
(ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the ISO is exercised. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time such income is recognized. The Company will be required to satisfy any applicable withholding requirements in order to be entitled to a tax deduction.

    If the optionee pays the option exercise price by transferring to the Company shares of its stock, the optionee will generally not recognize any gain or loss with respect to the transfer of such shares, and the optionee will have a tax basis in the shares acquired equal to the amount of cash plus the adjusted tax basis of any shares transferred by such optionee to the Company. (But see the discussion above relating to the alternative minimum tax.) However, if the transferred shares were themselves acquired by the Optionee upon the exercise of an ISO and the transfer of such shares to the Company occurs within the two-year period or the one-year period referred to above, the optionee will generally recognize gain in connection with such transfer to the extent the fair market value of the transferred shares exceeds the tax basis with respect to such shares.

    State and local income tax consequences may, depending on the jurisdiction, differ from the federal income tax consequences of the granting and exercise of an option and any later sale by the Optionee of his option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of options and option stock. Optionees should consult their personal tax advisors with respect to the specific state, local and other tax effects on them of option grants, exercises and stock dispositions.

    The Board of Directors is of the opinion that adoption of the amendment to the Employee Plan is in the best interests of the Company in that it will aid the Company in securing and retaining competent management personnel and other employees by making it possible to offer them an opportunity to acquire stock of the Company and thereby increase their proprietary interest in the Company's success.

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE PLAN.

                                   PROPOSAL 3
                AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF
                    THE COMPANY TO CHANGE THE COMPANY'S NAME

    The Board of Directors has unanimously approved the change of the company's name from Cantel Industries, Inc. to Cantel Medical Corp. Management believes that this name more accurately describes the Company's business as well as its future strategic focus. In particular, the Company is concentrating its resources on diagnostic and therapeutic endoscopy, infection prevention and infection control products and services, and medical equipment maintenance services, and in developing a range of imaging based products and services.

    The name change will be effected through an amendment to the Company's Certificate of Incorporation. If the amendment is approved, Article FIRST of the Certificate of Incorporation will be amended to read as follows: "FIRST: The name of the Corporation is Cantel Medical Corp."

    THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT THE PROPOSED NAME CHANGE.

                            OWNERSHIP OF SECURITIES

    The following table sets forth stock ownership information as of February 16, 2000 concerning (i) each director and persons nominated to become directors of Cantel, (ii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by Cantel to beneficially own more than five (5%) percent of the outstanding shares of Cantel's Common Stock, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) Cantel's executive officers and directors as a group:

                                                                       AMOUNT AND
                                                                        NATURE OF
NAME AND ADDRESS                                                       BENEFICIAL     PERCENTAGE
OF BENEFICIAL OWNERS                   POSITION WITH THE COMPANY      OWNERSHIP (1)    OF CLASS
--------------------               ---------------------------------  -------------   ----------
Charles M. Diker.................  Chairman of the Board and             969,967(2)      21.4%
One New York Plaza                 Director
New York, New York

Alan J. Hirschfield..............  Vice Chairman of the Board and        224,833(3)       5.1%
P.O. Box 7443                      Director
Jackson, Wyoming

Robert L. Barbanell..............  Director                               46,269(4)       1.0%

Darwin C. Dornbush, Esq..........  Secretary and Director                 26,180(5)        .6%

Morris W. Offit..................  Director                               57,000(6)       1.3%

James P. Reilly..................  President and CEO and Director        186,073(7)       4.1%
1135 Broad Street
Clifton, New Jersey

John W. Rowe, M.D................  Director                               15,834(8)        .4%

Bruce Slovin.....................  Director                              179,000(9)       4.0%

Craig A. Sheldon.................  Vice President and Controller         14,525(10)        .3%

William J. Vella.................  President and Chief Operating         45,003(11)       1.0%
All officers and directors as a    Officer of Carsen Group Inc.       1,764,684(12)      36.8%
group of 11 persons

------------------------

(1) Unless otherwise noted, Cantel believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

    A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from February 16, 2000 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from February 16, 2000 have been exercised.

(2) Includes 142,834 shares which Mr. Diker may acquire pursuant to stock options. Does not include an aggregate of 577,590 shares owned by
    (i) Mr. Diker's wife, (ii) certain trusts for the benefit of Mr. Diker's children, (iii) certain accounts with Weiss, Peck and Greer, an investment firm of which Mr. Diker is a non-managing principal, over which accounts Mr. Diker exercises investment discretion, (iv) the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, and (v) a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors. Mr. Diker disclaims beneficial ownership as to all of the foregoing shares.

(3) Includes 28,500 shares which Mr. Hirschfield may acquire pursuant to stock options.

(4) Includes 15,500 shares which Mr. Barbanell may acquire pursuant to stock options. Does not include 2,500 shares owned by Mr. Barbanell's wife as to which Mr. Barbanell disclaims beneficial ownership.

(5) Includes 16,500 shares which Mr. Dornbush may acquire pursuant to stock options.

(6) Includes 25,000 shares which Mr. Offit may acquire pursuant to stock options.

(7) Includes 89,832 shares which Mr. Reilly may acquire pursuant to stock options. Does not include 69,907 shares owned by Mr. Reilly's wife as to which Mr. Reilly disclaims beneficial ownership.

(8) Includes 15,834 shares which Dr. Rowe may acquire pursuant to stock options.

(9) Includes 29,000 shares which Mr. Slovin may acquire pursuant to stock options. Does not include an aggregate of 9,000 shares owned by (i) certain trusts for the benefit of Mr. Slovin's children and (ii) a charitable foundation established by Mr. Slovin. Mr Slovin disclaims beneficial ownership as to all of the foregoing shares.

(10) Includes 12,750 shares which Mr. Sheldon may acquire pursuant to stock options.

(11) Includes 27,000 shares which Mr. Vella may acquire pursuant to stock options.

(12) Includes 402,750 shares which may be acquired pursuant to stock options.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS AND THE STOCK OPTION COMMITTEE

    The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for setting and administering the policies which govern annual executive compensation. The Committee is currently comprised of two members, Alan J. Hirschfield and Robert L. Barbanell, both of whom are non-employee directors.

    Executive compensation for the fiscal year ended July 31, 1999 consisted of base salary plus an incentive bonus when earned. The policy of the Committee, in consultation with the Chairman and the Chief Executive Officer, is to provide compensation to the Chairman, the President and Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the Company's long-term objectives, and the enhancement of stockholder value.

    Mr. Reilly, the President and Chief Executive Officer of the Company, serves the Company pursuant to a four-year employment agreement effective as of August 1, 1998 and is compensated pursuant to the express terms of such agreement.

    Long-term incentive compensation policy consists exclusively of the award of stock options under the Company's 1991 Employee Plan and 1997 Employee Plan and, in the case of officers who serve as directors of the Company, non-discretionary annual option grants of 1,000 shares under the Company's 1991 Directors' Stock Option Plan and 1998 Directors' Stock Option Plan.

    The Stock Option Committee under the 1991 Employee Plan and the 1997 Employee Plan is responsible for the award of stock options. Two non-employee directors, Alan J. Hirschfield and Robert L. Barbanell, currently serve on the Stock Option Committee, which administers the 1991 Employee Plan and the 1997 Employee Plan.

                                          COMPENSATION COMMITTEE:

                                          Alan J. Hirschfield (Chairman)
                                          Robert L. Barbanell

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

    No officer of the Company served on the Company's Compensation Committee during its last fiscal year. James P. Reilly, the President and Chief Executive Officer of the Company, however, participated in deliberations concerning executive compensation, except with respect to the compensation of the Chairman of the Board and himself.

STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Nasdaq Stock Market/U.S. Index and the Nasdaq Non-Financial Index over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market/U.S. and the Nasdaq Non-Financial Index on
July 31, 1994, and, where applicable, the reinvestment of all dividends).

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG CANTEL INDUSTRIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                            Jul-94  Jul-95  Jul-96  Jul-97  Jul-98  Jul-99
CANTEL INDUSTRIES, INC.        100     121     143     116     184     112
NASDAQ STOCK MARKET (U.S.)     100     140     153     226     266     380
NASDAQ NON-FINANCIAL           100     144     153     222     258     381

        * $100 INVESTED ON 7/31/94 IN STOCK OR INDEX -
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING JULY 31.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth, for the fiscal years ended July 31, 1999, 1998, and 1997, compensation, including salary, bonuses, stock options and certain other compensation, paid by the Company to the Chief Executive Officer and to the other executive officers of the Company who received more than $100,000 in salary and bonus during the fiscal year ended July 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                          ANNUAL          COMPENSATION
                                                     COMPENSATION (1)      AWARDS (2)
                                                    -------------------   ------------
NAME AND                                             SALARY     BONUS       OPTIONS           ALL OTHER
PRINCIPAL POSITION                         YEAR       ($)        ($)          (#)        COMPENSATION(3) ($)
------------------                       --------   --------   --------   ------------   -------------------
Charles M. Diker.......................    1999     150,000          0        51,000            4,500
  Chairman of the Company                  1998     125,000          0        51,000            4,038
                                           1997     100,000          0        51,000              577

James P. Reilly........................    1999     275,000     98,494       101,000            4,800
  President and Chief Executive Officer    1998     250,000     39,225         1,000            4,800
  of the Company                           1997     250,000     12,600         1,000            1,099

Craig A. Sheldon.......................    1999     109,000     18,000         6,000            3,952
  Vice President and Controller of the     1998      97,500     15,000         5,000            3,499
  Company                                  1997      88,125     10,000         5,000              756

William J. Vella (4)...................    1999     144,997     69,668        10,000            2,498
  President and Chief Operating Officer    1998     133,447     16,500        10,000            1,896
  of Carsen Group Inc.                     1997     122,060     10,150         6,000            1,764

------------------------

(1) The Company did not pay or provide other forms of annual compensation (such as perquisites and other personal benefits) to the above-named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers.

(2) The Company has no long-term incentive compensation plan other than its 1991 Employee Stock Option Plan, the 1997 Employee Stock Option Plan, the MediVators 1991 Stock Option Plan, the 1991 Directors' Stock Option Plan and the 1998 Directors' Stock Option Plan described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(3) Includes annual registrant contributions to defined contribution plans of the Company, including a 401(k) savings and retirement plan, and a Canadian profit sharing plan.

(4) Mr. Vella was paid his salary and bonus in Canadian dollars. The dollar amounts above have been translated from Canadian dollars to U.S. dollars based upon an average exchange rate during the respective fiscal years.

EMPLOYMENT AGREEMENTS

    In March 1999, the Company entered into a four year employment agreement with James P. Reilly (the "Employment Agreement") that is effective as of August 1, 1998. The Employment Agreement provides for (i) an annual base salary of $275,000, subject to annual increases equal to the greater of 5% or a cost of living formula, (ii) annual incentive compensation equal to 6% of the increase in the current fiscal year's pre-tax income over the highest pre-tax income of any prior fiscal year commencing July 31, 1998, subject to adjustment for specified events, (iii) bonuses of $65,000 payable upon each of the execution of the Employment Agreement, August 1, 1999 and August 1, 2000,
(iv) participation in employee health, insurance and other benefit plans,
(v) maintenance by the Company of a life insurance policy on the life of Mr. Reilly in the face amount of $500,000 payable to his designated beneficiary, and (vi) use of a Company owned or leased automobile. In addition, Mr. Reilly was granted a stock option under the Company's 1997 Employee Stock Option Plan to purchase 100,000 shares of Common Stock at an exercise price equal to $6.00 (the fair market value of the shares on the date of grant) and having a ten year term. The Employment Agreement provides that if Mr. Reilly's employment is terminated for any reason, including voluntary termination, death, disability or cause, prior to August 1, 2000, he will be entitled to a severance payment of $65,000. If the Employment Agreement expires and Mr. Reilly's employment is terminated thereafter for any reason, Mr. Reilly will be entitled to a severance payment equal to one year's base salary plus the amount of his bonus for the most recently completed fiscal year (the "Severance Amount"). In the event of a "Change In Control" (as defined in the Employment Agreement), Mr. Reilly has a nine month option to terminate his employment and receive a severance payment on a formula basis based on his average compensation over the previous three years. If such termination was prior to August 1, 1999, severance would have been 2.5 times such average compensation. After August 1, 1999 such amount is reduced by 2.5% per month, but not below the Severance Amount described above. The Employment Agreement contains a non-competition provision applicable for two years following termination of Mr. Reilly's employment. The Company has the right to terminate the Agreement for death, disability and "cause" (as defined in the Employment Agreement") and Mr. Reilly has the right to terminate the Employment Agreement upon three months' notice.

    On May 19, 1999, MediVators, Inc., a wholly-owned subsidiary of the Company ("MediVators"), entered into an employment agreement with Roy K. Malkin that expires on July 31, 2002. Mr. Malkin's employment provides for (i) for annual base salary of $175,000, subject to annual increases equal to the greater of 5% or a cost of living formula, (ii) annual incentive compensation commencing
July 31, 2000, equal to 5% of the increase in MediVators' current fiscal year's pre-tax income over MediVators' highest pre-tax income of any prior fiscal year,
(iii) participation in employee health, insurance and other benefit plans,
(iv) maintenance by MediVators of a life insurance policy on the life of Mr. Malkin in the face amount of $250,000 payable to his designated beneficiary,
(v) use of a Company owned or leased automobile and (vi) the Company to grant Mr. Malkin an option to purchase 50,000 shares of Common Stock under the 1997 Employee Stock Option Plan at an exercise price equal to $5.25 (the fair market value of the shares on the date of grant). Since Mr. Malkin was employed for only a portion of fiscal 1999, he is not included in the Compensation Table above.

STOCK OPTIONS

    The following stock option information is furnished for the fiscal year ended July 31, 1999 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                 % OF TOTAL                                VALUE AT ASSUMED
                                   NUMBER OF       OPTIONS                              ANNUAL RATES OF STOCK
                                     SHARES      GRANTED TO                             PRICE APPRECIATION FOR
                                   UNDERLYING     EMPLOYEES    EXERCISE                   OPTION TERM($)(1)
                                    OPTIONS      DURING THE    PRICE PER   EXPIRATION   ----------------------
NAME                                GRANTED      FISCAL YEAR   SHARE($)       DATE         5%          10%
----                               ----------    -----------   ---------   ----------   ---------   ----------
Charles M. Diker.................    50,000(2)      19.5         7.75       10/29/08     631,197    1,005,075
                                      1,000(3)       0.4         5.3125     07/30/09       8,654       13,779

James P. Reilly..................   100,000(3)      39.1         6.00       03/28/09     977,337    1,556,245
                                      1,000(4)       0.4         5.3125     07/30/09       8,654       13,779

Craig A. Sheldon.................     6,000(5)       2.3         6.50       02/24/04      49,775       62,810

William J. Vella.................    10,000(5)       3.9         6.50       02/24/04      82,958      104,683

------------------------

(1) Represents the potential value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options.

(2) This option is a non-plan option and vests in three equal annual installments, the first on the date of grant. The exercise price per share of the option is the market value per share on the date of grant.

(3) This option was granted under the Company's 1997 Employee Stock Option Plan. The exercise price per share of the option is the market value per share on the date of grant. The option is subject to vesting as follows: 16,666 shares each in six equal annual installments, the first on the date of grant, and the remaining four shares on 01/01/05. In the event Mr. Reilly's employment is terminated prior to the full vesting of the option, the Company will grant Mr. Reilly an additional option, exercisable for three months following such termination at $6.00 per share, to purchase a number of shares equal to the number of "unvested shares."

(4) These options were granted under the Company's 1991 Directors' Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows:
    50% of the total shares covered by the options vest on the first anniversary of the date of grant and the remaining 50% vest on the second anniversary of such date of grant.

(5) These options were granted under the Company's 1997 Employee Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows:
    25% of the total shares covered by the options vest on each of the first four anniversaries of the date of the grant.

OPTION EXERCISE AND HOLDINGS

    The following information is furnished for the fiscal year ended July 31, 1999 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SHARES
                                                            UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                               SHARES                         OPTIONS AT 7/31/99         MONEY OPTIONS AT 7/31/99 ($)
                             ACQUIRED ON      VALUE      -----------------------------   -----------------------------
NAME                         EXERCISE(#)   REALIZED($)   EXERCISABLE   NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
----                         -----------   -----------   -----------   ---------------   -----------   ---------------
Charles M. Diker...........          0             0       109,501         51,499           13,875            0
James P. Reilly............    139,815       489,353        73,166         84,834          177,313            0
Craig A. Sheldon...........          0             0        22,500         13,500           15,938            0
William J. Vella...........      5,000        12,500        18,750         24,250            2,125            0

STOCK OPTION PLANS

    An aggregate of 250,000 shares of Common Stock were reserved for issuance or available for grant under the Company's 1991 Employee Stock Option Plan (the "1991 Employee Plan"). At July 31, 1999, options to purchase 122,834 shares of Common Stock at prices between $4.25 and $8.75 per share (the fair market value of the shares of Common Stock on the date of grant) were outstanding under the 1991 Employee Plan. All options outstanding at July 31, 1999 have a term of five years and are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of Common Stock or of options to acquire shares of Common Stock having a fair market value equal to the option exercise price. No additional options will be granted under the 1991 Employee Plan.

    An aggregate of 400,000 shares of Common Stock is currently reserved for issuance or available for grant under the Company's 1997 Employee Stock Option Plan (the "1997 Employee Plan"). Stockholders at the Meeting are being asked to approve an amendment to the 1997 Employee Plan that would increase the number of shares of Common Stock reserved for issuance or available for grant by 300,000 shares, to a total of 700,000 shares. See "Proposal 2--Approval of Amendment to the 1997 Employee Stock Option Plan." Options granted under the 1997 Employee Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code. The 1997 Employee Plan is administered in all respects by the Stock Option Committee. The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the 1997 Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. The exercise price of options granted under the 1997 Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of Common Stock subject to the option at the time of grant, except that in the case of a 10% Holder, the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of Common Stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the 1997 Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to a 10% Holder. All options outstanding at July 31, 1999 have a term of five years, except for 100,000 options granted to Mr. Reilly under the terms of his employment agreement, which have a term of ten years. At July 31, 1999, options to purchase 236,500 shares of Common Stock at prices between $5.25 and $8.75 per share were outstanding under the 1997 Employee Plan, and 163,500 shares were available for grant under the 1997 Employee Plan.

    An aggregate of 200,000 shares of Common Stock were reserved for issuance or available for grant under the Company's 1991 Directors' Stock Option Plan (the "1991 Directors' Plan"). Options granted under the 1991 Directors' Plan do not qualify as incentive stock options within the meaning of

Section 422 of the Code. The 1991 Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,000 shares of Common Stock on the last business day of the Company's fiscal year. In addition, an option to purchase 500 shares of Common Stock was granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker, Reilly and Dornbush) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. Each such option grant is at an exercise price equal to the fair market value of the Common Stock on the date of grant and has a ten year term. Mr. Dornbush, who is both an officer and director of the Company (and who thereby does not receive said quarterly option grant), was granted a non-plan option to purchase 500 shares of Common Stock on the last business day of each fiscal quarter provided that Mr. Dornbush attended any regularly scheduled meeting of the Board, if any, held during such quarter. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options, including the non-plan options issued to Mr. Dornbush, are exercisable in full immediately. At July 31, 1999, options to purchase 133,500 shares of Common Stock at prices between $2.00 and $10.25 per share were outstanding under the 1991 Directors' Plan, and 16,500 shares were available for grant under the 1991 Directors' Plan. In addition, at July 31, 1999,
Mr. Dornbush had non-plan options to purchase an aggregate of 6,000 shares of Common Stock at prices between $5.3125 and $8.75 per share. No additional options will be granted under the 1991 Directors' Plan and no additional quarterly non-plan options will be granted to Mr. Dornbush.

    An aggregate of 200,000 shares of Common Stock is reserved for issuance or available for grant under the Company's 1998 Directors' Stock Option Plan (the "1998 Directors' Plan"). Options granted under the 1998 Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The 1998 Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,000 shares of Common Stock on the last business day of the Company's fiscal year. In addition, an option to purchase 500 shares of Common Stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker and Reilly and any other director who is a full-time employee of the Company) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. Each such option grant is at an exercise price equal to the fair market value of the Common Stock on the date of grant and has a ten year term. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options are exercisable in full immediately. At
July 31, 1999 there were no options to purchase shares of Common Stock outstanding under the 1998 Directors' Plan, and 200,000 shares were available for grant under the 1998 Directors' Plan.

    The Company also has outstanding options granted by MediVators prior to the MediVators merger under the MediVators 1991 Stock Option Plan (the "MediVators Plan") which became fully exercisable as a result of the MediVators merger. At July 31, 1999, options to purchase 9,321 shares of Common Stock at prices between $6.08 and $8.27 per share were outstanding under the MediVators Plan. No additional options will be granted under the MediVators Plan.

    In July 1990, Mr. Reilly was granted a ten year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $1.875 per share. This option is exercisable in full and expires in July 2000.

    In December 1994, Mr. Barbanell was granted a five year non-plan option to purchase 25,000 shares of Common Stock at an exercisable price of $3.75 per share. The option was exercised in full in December 1999.

    In October 1996, Mr. Diker was granted a ten year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.375 per share. This option is exercisable in full. In October 1997, Mr. Diker was granted a ten year non-plan option to purchase 50,000 shares of Common

Stock at an exercise price of $7.00 per share. This option is exercisable in full. In October 1998, Mr. Diker was granted a ten-year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.75 per share. This option is exercisable in three equal annual installments beginning
October 1998.

    In October 1998, Dr. Rowe was granted a ten-year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $8.00 per share. This option is exercisable in three equal annual installments beginning
October 1998. In March 1999, Dr. Rowe was granted a ten-year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $6.375 per share. This option is exercisable in three equal annual installments beginning
March 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Report any failure to file by those dates. Based upon (i) those copies of
Section 16(a) reports that the Company received from such persons for their 1999 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1999 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners for such fiscal year, except for the following: (i) a single transaction (purchase of shares) of Charlie M. Diker was not included in a report filed for the month that such transaction occurred, but was included in the following month's report; (ii) a report of a single transaction (purchase of shares) of Bruce Slovin was filed late; and (iii) a report of a single transaction (exercise of an option by delivery of shares) of William J. Vella was filed late.

                 STOCKHOLDER PROPOSALS FOR 2000 PROXY STATEMENT

    Stockholder proposals that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than October 20, 2000 in order to be included in the proxy statement and related materials.

                                   FORM 10-K

    UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO MS. JOANNA
Z. ALBRECHT, CANTEL INDUSTRIES, INC., 1135 BROAD STREET, SUITE 203, CLIFTON, NEW JERSEY 07013-3346.

                            SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and the Company will, upon request, reimburse them for any attendant expenses.

    In order to ensure the presence of a quorum at the Meeting, all stockholders are requested to sign and return promptly the enclosed proxy in the postage paid envelope provided for that purpose. The signing of the proxy will not prevent your attending the meeting and voting in person if you wish to do so.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Darwin C. Dornbush
                                          Secretary

February 23, 2000

                                                                       Exhibit A

                        1997 EMPLOYEE STOCK OPTION PLAN
                                       OF
                            CANTEL INDUSTRIES, INC.

          (As adopted by the Board of Directors as of October 16, 1997 and amended on April 27, 1999)

    1. THE PLAN. This 1997 Employee Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Cantel Industries, Inc. (the "Corporation") by specified employees of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

    2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 14 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options, as defined by Section 422 of the Internal Revenue Code ("ISOs"), under the Plan (the "Options") shall be 400,000. Such shares of Stock may be in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") composed of two or more non-employee members of the Board which shall have plenary authority, in its discretion, to determine the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2), the option exercise price (the "Exercise Price") (subject to the provisions of Paragraph 7), the vesting schedule of each option and the other terms of each Option. The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Committee.

    4. EMPLOYEES ELIGIBLE FOR OPTIONS. All employees of the Corporation or its subsidiaries shall be eligible for Options. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

    5. TERM OF PLAN. The Plan shall terminate on, and no Options shall be granted after October 15, 2007 provided that the Committee may at any time terminate the Plan prior thereto.

    6. MAXIMUM OPTION GRANT. With respect to an Option granted to an individual that is intended to qualify as an ISO, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which such Option and all other ISOs granted to the individual (whether under this Plan or under any other stock option plan of the Corporation or any of its subsidiaries) are exercisable for the first time during a calendar year may not exceed $100,000.

    7. EXERCISE PRICE. Each Option shall state the Exercise Price, which shall be, in the case of ISOs, not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Board and shall be (i) the closing price of the Stock on the date of the granting of the Option as reported by NASDAQ or any quotation reporting organizations, or (ii) if the Stock did not trade on such date, the mean between the high bid and low asked prices.

    8. TERM OF OPTIONS. The term of each Option granted under this Plan shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an ISO granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

    9. EXERCISE OF OPTIONS. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised (a) as to less than 100 shares at any time (or for the remaining shares then purchasable under the Option, if less than 100 shares), (b) prior to the expiration of at least six months from the date of grant except in case of the death or disability of the Optionee and (c) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraphs 12 and 13. The Exercise Price shall be paid in full at the time of the exercise of an Option
(i) in cash or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

    10. NON-TRANSFERABILITY OF OPTIONS. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. The Committee shall have discretionary authority to grant Options which will be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred Option would be subject to all of the same terms and conditions as if such Option had not been transferred.

    11. FORM OF OPTION. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., an ISO) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

    12. TERMINATION OF EMPLOYMENT. In the event that the employment of an Optionee shall be terminated (otherwise by reason of death), such Option shall be exercisable (to the extent that such Option was exercisable at the time of termination of his employment) at any time prior to the expiration of a period of time not exceeding three months after such termination, but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon an Optionee any right to be continued as an employee of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of an Optionee's employment, provided, however, that a change in an Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or one of its subsidiaries.

    13. DEATH OF OPTIONEE. In the event of the death of an Optionee, any unexercised portion of such Optionee's Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of a period not exceeding three months after his death but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted and only by such person or persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

    14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, splitups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the maximum number of shares as to which Options may be granted to an employee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

    15. STOCKHOLDER AND STOCK EXCHANGE APPROVAL. This Plan is subject to and no Options shall be exercisable hereunder until after the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board.

    16. AMENDMENT OF THE PLAN. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 14), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Exercise Price, in the case of ISOs below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) amend the plan in any respect which would cause such options to no longer qualify for ISO treatment pursuant to the Internal Revenue Code. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

    17. TAXES. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

    18. CODE REFERENCES AND DEFINITIONS. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 425(f) of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of
Section 422 of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

                            CANTEL INDUSTRIES, INC.
                                     PROXY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of CANTEL INDUSTRIES, INC. (the "Company") hereby appoints Charles M. Diker and James P. Reilly, and each them, as proxies, with full power of substitution, to vote, as designated below, on behalf of the undersigned the number of votes to which the undersigned is entitled, at the Annual Meeting of Stockholders of CANTEL INDUSTRIES, INC., to be held on Tuesday, March 28, 2000 at 10:00 a.m. at The Harmonie Club, 4 East 60th Street, New York, New York, or at any adjournments thereof:

(1) ELECTION OF DIRECTORS
    NOMINEES FOR TERMS EXPIRING AT 2002 ANNUAL MEETING OF STOCKHOLDERS:
    JAMES P. REILLY and ROBERT L. BARBANELL
    FOR ALL NOMINEES / /      WITHHOLD AUTHORITY / /
    To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

                           ___________________________

(2) TO APPROVE AN AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE AND AVAILABLE FOR GRANT.

    FOR / /            AGAINST / /            ABSTAIN / /

(3) TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF COMPANY TO CANTEL MEDICAL CORP.

    FOR / /            AGAINST / /            ABSTAIN / /

(4) IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    Unless a contrary direction is indicated, the shares represented by this proxy will be voted for all nominees for directors named in the proxy statement enclosed herewith and for Proposals 2 and 3; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.

    PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND.

                                             Dated: ____________________________

                                             ___________________________________

                                             ___________________________________

                                                        Signature(s)

                                             NOTE: If signing for estates,
                                             trusts or corporations, title or
                                             capacity should be stated. If
                                             shares are held jointly, each
                                             holder should sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS